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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ATHLON ENERGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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ATHLON ENERGY INC.
420 Throckmorton Street, Suite 1200
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2014

To the Stockholders of Athlon Energy Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Athlon Energy Inc., a Delaware corporation, will be held on Thursday, May 29, 2014, at 10:00 a.m. Central Time, at The City Club, 301 Commerce Street, Fort Worth, Texas 76102 for the following purposes:

  1.
  To elect one Class I director to hold office until our 2017 annual meeting of stockholders or until his successor is elected;

  2.
  To ratify the appointment, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as our independent registered public accounting firm for 2014;

  3.
  To approve, by a non-binding vote, the compensation of our named executive officers;

  4.
  To approve, by a non-binding vote, the frequency of stockholder advisory votes on the compensation of our named executive officers; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders who owned our shares of our common stock at the close of business on April 24, 2014 can vote at this meeting or any adjournments that take place.

By Order of the Board of Directors,
Robert C. Reeves Chairman

Fort Worth, Texas
April 29, 2014

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 29, 2014:

        This notice and proxy statement, along with our 2013 Annual Report on Form 10-K, are available free of charge at http://www.athlonenergy.com.

YOUR VOTE IS IMPORTANT

        Please date, sign and return the enclosed proxy card promptly so that your shares may be voted in accordance with your wishes and so that there is a quorum at the Annual Meeting. You also may vote your shares via the Internet or via a toll-free telephone number, as further described on the enclosed proxy card.

i

ATHLON ENERGY INC.
420 Throckmorton Street, Suite 1200
Fort Worth, Texas 76102

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
MAY 29, 2014

        We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the "Board") of Athlon Energy Inc. (referred to herein as the "Company", "Athlon", "we", "us" or "our") is soliciting your proxy to vote at our 2014 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 29, 2014, at 10:00 a.m. Central Time, at The City Club, 301 Commerce Street, Fort Worth, Texas 76102.

  •
  This proxy statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

  •
  The proxy card is the means by which you may authorize another person to vote your shares in accordance with your instructions.

        In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We have retained outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of common stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

        We are mailing the Notice of Annual Meeting of Stockholders, this proxy statement and proxy card to our stockholders of record as of April 24, 2014 (the "Record Date") for the first time on or about April 29, 2014. In this mailing, we are also including our 2013 Annual Report on Form 10-K ("Form 10-K"). In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and our Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. Our Form 10-K is also available in the "Investor Relations" section of our website at http://www.athlonenergy.com.

        The only voting securities of Athlon are shares of common stock, $0.01 par value per share (the "common stock"), of which there were 97,125,345 shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

 INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        We intend to mail this proxy statement and accompanying proxy card on or about April 29, 2014 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 97,125,345 shares of common stock issued and outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A. ("Computershare"), then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

        If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What am I being asked to vote on?

        You are being asked to vote on four (4) proposals:

  •
  Proposal No. 1—the election of one Class I director to hold office until our 2017 Annual Meeting of Stockholders;

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  Proposal No. 2—the ratification of the appointment, by the Audit Committee of our Board, of Ernst & Young LLP as our independent registered public accounting firm for 2014;

  •
  Proposal No. 3—approval, by a non-binding vote, of the compensation of our named executive officers; and

  •
  Proposal No. 4—approval, by a non-binding vote, of the frequency for stockholder advisory votes on the compensation of our named executive officers.

        In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting.

How do I vote?

        For Proposal 1, you may vote "For" a nominee to the Board or you may "Withhold" your vote for any nominee you specify or abstain from voting. For Proposals 2 and 3, you may vote "For" or "Against" or abstain from voting. For Proposal 4, you may vote to hold advisory votes on executive compensation every one, two or three years or abstain from voting.

        Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

        The procedures for voting are as follows:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card, over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote by proxy over the Internet, follow the instructions provided on the proxy card.

  •
  To vote by telephone if you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

        We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet service providers and telephone companies.

 Who counts the votes?

        Computershare has been engaged as our independent agent to tabulate stockholder votes, or Inspector of Elections. If you are a stockholder of record, your executed proxy card is returned directly to Computershare for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Computershare on behalf of all its clients.

How are votes counted?

        Votes will be counted by the Inspector of Election appointed for the Annual Meeting. With respect to Proposal 1, the Inspector of Election will separately count "For" votes, the number of "Withheld" votes received for the nominee and broker non-votes. With respect to Proposals 2 and 3, the Inspector of Election will separately count "For" votes, "Against" votes, abstentions and broker non-votes. With respect to Proposal 4, the Inspector of Election will separately count "One Year" votes, "Two Years" votes, "Three Years" votes, abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "routine" items, but not with respect to "non-routine" items. See below for more information regarding: "What are 'broker non-votes'?" and "Which ballot measures are considered 'routine' and 'non-routine'?"

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. In the event that a broker, bank, custodian, nominee or other record holder of shares of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered "routine" or "non-routine"?

        The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. Proposals 1 (the election of a director), 3 (the approval of the Company's compensation of named executive officers) and 4 (the approval of frequency for advisory votes on the Company's compensation of named executive officer) are non-routine proposals.

How many votes are needed to approve the proposal?

        Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. The nominee receiving the highest number of votes will be elected.

        For the ratification of Ernst & Young LLP as our independent registered public accounting firm, Proposal 2 must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy.

        For the approval of the Company's compensation of the named executive officers, Proposal 3 must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy.

        The frequency of the advisory vote on the Company's compensation of the named executive officers (Proposal 4) receiving the greatest number of votes from the shares present and entitled to vote either in person or by proxy (every one, two or three years) will be considered the frequency recommended by the stockholders.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a proxy card but do not make specific choices?

        If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted "For" the election of the director nominee, "For" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, "For" the approval of the Company's compensation of the named executive officers and for "Three Years" as the frequency of the advisory vote on the Company's compensation of the named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

        If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards.

Can I change my vote after submitting my proxy?

        Yes.    You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy with a later date.

  •
  You may send a written notice that you are revoking your proxy to our Corporate Secretary at 420 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by February 27, 2015, to our Corporate Secretary at 420 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102; provided that if the date of the annual meeting is more than 30 days from May 29,

2015, the deadline is a reasonable time before we begin to print and send our proxy materials for next year's annual meeting. If you wish to submit a proposal that is not to be included in our proxy materials for next year's annual meeting pursuant to the United States Securities and Exchange Commission's ("SEC") stockholder proposal procedures or to nominate a director, you must do so between January 29, 2015 and February 27, 2015; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after May 29, 2015, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 97,125,345 shares outstanding and entitled to vote. Accordingly, 48,562,673 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

        Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an "emerging growth company."

        We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting and other requirements. These reduced requirements include reduced disclosures about the Company's executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Directions to Annual Meeting

        Directions to our Annual Meeting, to be held at The City Club, 301 Commerce Street, Fort Worth, Texas 76102, are available at: http://cityclub-ftw.memberstatements.com/tour/tours.cfm?Tourid=3261.

PROPOSAL NO. 1
ELECTION OF DIRECTOR

        Our Board currently consists of seven members.

        Our stockholders agreement provides that, except as otherwise required by applicable law, if Apollo Investment Fund VII, L.P. and its parallel funds (the "Apollo Funds") hold: (a) at least 50% of our outstanding common stock, they will have the right to designate no fewer than that number of directors that would constitute a majority of our Board; (b) at least 30% but less than 50% of our outstanding common stock, they will have the right to designate up to three director nominees; (c) at least 20% but less than 30% of our outstanding common stock, they will have the right to designate up to two director nominees; and (d) at least 10% but less than 20% of our outstanding common stock, they will have the right to designate up to one director nominee. The agreement also provides that if the size of our Board is increased or decreased at any time to other than seven directors, the Apollo Funds' nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. In addition, the agreement provides that if the Apollo Funds hold at least 30% of our outstanding common stock, we will cause any committee of our Board to include in its membership at least one of the Apollo Funds nominees, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules.

        Our Board is divided into three classes. The members of each class serve staggered, three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which is one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will stand for election for three-year terms at the annual meeting of stockholders in the year in which their term expires. The classes are composed as follows:

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  Sam Oh and Rakesh Wilson are Class I directors, whose initial terms will expire at the Annual Meeting;

  •
  Ted A. Gardner, Wilson B. Handler and Robert C. Reeves are Class II directors, whose initial terms will expire at the 2015 annual meeting of stockholders; and

  •
  Gregory A. Beard and Mark A. Stevens are Class III directors, whose initial terms will expire at the 2016 annual meeting of stockholders.

        Mr. Sam Oh will not be standing for reelection. We are in the process of identifying a replacement for Mr. Oh and expect to appoint his replacement during the second quarter of 2014.

        Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control.

        At each annual meeting, our stockholders will elect certain of our directors. Our executive officers and key employees serve at the discretion of our Board. Directors may be removed for cause by the affirmative vote of the holders of a majority of our common stock so long as at least 33 1/3% of the voting power of all our shares is owned by the Apollo Funds and the Apollo Funds cast their votes in favor of the proposed action. At any other time, directors may be removed for cause only by the affirmative vote of at least 66 2/3% of the voting power of our common stock.

        Shares of our common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. The nominee for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

        The following table sets forth, for the Class I nominee (who is currently standing for election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Director Standing for Election at the Annual Meeting
Rakesh Wilson(2)(3)	39	Director	2013
Class II Directors whose terms expire at the 2015 Annual Meeting of Stockholders
Ted A. Gardner(1)(2)	56	Director	2013
Wilson B. Handler	29	Director	2013
Robert C. Reeves(2)(3)	44	President, Chief Executive Officer and Chairman of the Board	2013
Class III Directors whose terms expire at the 2016 Annual Meeting of Stockholders
Gregory A. Beard(2)(3)	42	Director	2013
Mark A. Stevens(1)	50	Director	2013

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

        Set forth below is biographical information for the nominee and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors' individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominee for Election to a Three-Year Term Expiring at the 2017 Annual Meeting of Stockholders

        Rakesh Wilson.    Mr. Wilson has been a director of our Board since April 2013. Mr. Wilson is currently a Partner at Apollo. Mr. Wilson joined the firm in March 2009, where he is currently a senior member of Apollo's Natural Resources group. Prior to joining Apollo, Mr. Wilson was at Morgan Stanley's Commodities Department in the principal investing group responsible for generating, evaluating and executing investment ideas across the energy sector with deals including Wellbore Capital and Helios Energy/Royalty Partners. Mr. Wilson began his career at Goldman Sachs in equity research and then moved to its investment banking division in New York and Asia. Mr. Wilson currently serves on the boards of directors of EP Energy and Talos Energy and previously served as a director of Parallel Petroleum. Mr. Wilson graduated from the University of Texas at Austin and received his MBA from INSEAD, Fontainebleau, France. He has also taught business courses at universities in China. We believe that Mr. Wilson's extensive international investment and risk management experience, his knowledge of Athlon and his service on multiple boards have provided him with a strong understanding of the financial, operational and strategic issues facing public companies in our industry, and that he possesses the requisite set of skills to serve as a member of our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE DIRECTOR NOMINEE

 Directors Continuing in Office Until the 2015 Annual Meeting of Stockholders

        Ted A. Gardner.    Mr. Gardner has been a director of our Board since August 2013. Mr. Gardner has been a Managing Partner of Silverhawk Capital Partners in Charlotte, North Carolina since 2005. Mr. Gardner is also currently a director of Summit Materials Holdings, Spartan Energy Partners, Kinder Morgan Management, LLC and Kinder Morgan G.P., Inc. Formerly, he was a director and Chairman of the Compensation Committee of Kinder Morgan, Inc. from 1999 to 2007 and was a director and Chairman of the Audit Committee of Encore Acquisition Company from 2001 to 2010. Mr. Gardner also served as Managing Partner of Wachovia Capital Partners and was a Senior Vice President of Wachovia Corporation from 1990 to June 2003. Based upon his prior management, business and leadership experience, as well as his previous board experience with other publicly-held companies in the energy sector, we believe that Mr. Gardner possesses the requisite set of skills to serve as a member of our Board.

        Wilson B. Handler.    Mr. Handler has been a director of our Board since November 2013. Mr. Handler joined Apollo Global Management, LLC in 2011 and is a member of the Natural Resources group. Prior to joining Apollo, Mr. Handler was an investment professional at First Reserve, where he was involved in the execution and monitoring of investments in the energy sector. Previously, he worked in the Investment Banking Division at Lehman Brothers in the Natural Resources group. Currently, Mr. Handler serves on the board of directors of EP Energy Corporation. Mr. Handler graduated from Dartmouth College with an AB in Economics and Government. Given Mr. Handler's extensive investment experience, his knowledge of the Company and experience in the energy industry, we believe he possesses the requisite skills to serve as a member of our Board.

        Robert C. Reeves.    Mr. Reeves has been Athlon's President, Chief Executive Officer and Chairman of the Board since its formation in August 2010. Before Athlon's formation, Mr. Reeves was Senior Vice President, Chief Financial Officer and Treasurer of Encore Acquisition Company (NYSE: EAC) from 2006 and in the same role for Encore Energy Partners (NYSE: ENP) from its inception in 2007 until both entities were acquired by Denbury Resources in March 2010. Prior to his Chief Financial Officer role, Mr. Reeves served as Senior Vice President and Chief Accounting Officer for Encore Acquisition Company. Mr. Reeves served as Assistant Controller for Hugoton Energy Corporation prior to joining Encore Acquisition Company in 1999. Mr. Reeves received his Bachelor of Science degree in Accounting from the University of Kansas. He is a Certified Public Accountant. Based upon Mr. Reeves' extensive background in operations and management, having served in various high-level executive roles, as well as his strong financial background and his experience with Athlon, which provide him with a unique understanding of our business and the operational, financial and strategic issues that energy companies face, we believe that Mr. Reeves possesses the requisite set of skills to serve as Chairman of our Board.

Directors Continuing in Office Until the 2016 Annual Meeting of Stockholders

        Gregory A. Beard.    Mr. Beard has been a director of our Board since April 2013. Mr. Beard is currently a Senior Partner at Apollo. Mr. Beard joined the firm in June 2010 as the Global Head of Natural Resources, based in the New York office. Mr. Beard joined Apollo with 19 years of investment experience, the last ten of which were with Riverstone Holdings where he was a founding member, Managing Director and lead deal partner in many of the firm's top oil and natural gas and energy service investments. While at Riverstone, Mr. Beard was involved in all aspects of the investment process including sourcing, structuring, monitoring and exiting transactions. Mr. Beard began his career as a Financial Analyst at Goldman Sachs, where he played an active role in that firm's energy sector principal investment activities. Mr. Beard has served on the board of directors of many oil and natural gas companies including Apex Energy, EP Energy, Belden & Blake Corporation, Canera Resources, Cobalt International Energy, Eagle Energy, Legend Natural Gas I—IV, Mariner Energy, Phoenix Exploration, Titan Operating, Talos Energy, Pinnacle Agriculture Holdings, LLC, NRI Management

Group, LLC and Vantage Energy. Mr. Beard has also served on the board of directors of various oilfield services companies, including CDM Max, CDM Resource Management and International Logging. Mr. Beard received his Bachelor of Arts degree from the University of Illinois at Urbana. Based upon Mr. Beard's extensive investment and management experience, particularly in the energy sector, his strong financial background and his service on the boards of multiple oil and natural gas exploration and production companies and oilfield services companies, which have provided him with a deep working knowledge of our operating environment, we believe that he possesses the requisite skills to serve as a member of our Board.

        Mark A. Stevens.    Mr. Stevens has been a director of our Board since October 2013. Mr. Stevens is currently a tax consultant for Morningstar Partners. He previously served as Senior Vice President—Taxation of XTO Energy Inc. for 22 years from 1988 until his retirement in 2010. Prior to joining XTO, Mr. Stevens was an Accountant at Meridian Oil and Pennzoil Corp. He also serves on the Board of HomeBank Texas. Mr. Stevens received a BBA in Accounting from Harding University and is also a CPA. Based upon his prior management, business and leadership experience, as well as his previous board experience with other publicly-held companies in the energy sector, we believe that Mr. Stevens possesses the requisite set of skills to serve as a member of our Board.

 CORPORATE GOVERNANCE MATTERS

Code of Ethics

        Our Board has adopted a code of business conduct and ethics (the "Code of Conduct") that applies to all directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct is available in the Corporate Governance section of our website at http://www.athlonenergy.com. The contents of our website are not incorporated by reference herein or otherwise a part of this proxy statement. The purpose of the Code of Conduct is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to us and our officers.

Corporate Governance Guidelines

        Our Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the New York Stock Exchange (the "NYSE").

Director Independence

        Our Board has determined that, under NYSE listing standards, Messrs. Beard, Gardner, Handler, Stevens and Wilson are independent directors. In addition, our Board has determined that, under NYSE listing standards and taking into account any applicable committee standards and rules under the Exchange Act of 1934, as amended, (the "Exchange Act"), Messrs. Gardner and Stevens are independent directors under the heightened independence requirements for service on an audit committee. Within one year of the date of effectiveness of the registration statement of our initial public offering, we will appoint a third independent director who meets the heightened independence requirements for service on an audit committee. Mr. Reeves is not considered independent under any general listing standards due to his current employment relationship with us.

Leadership Structure of the Board

        Our bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Our President and Chief Executive Officer, Mr. Reeves, also serves as Chairman of the Board and facilitates communications between members of our Board and works with management in the preparation of the agenda for each Board meeting. All of our directors are encouraged to make suggestions for Board agenda items or pre-meeting materials.

        Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

        Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

        Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, the Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Apollo Approval of Certain Matters

        Under our stockholders agreement, until such time as the Apollo Funds no longer beneficially own at least 33 1/3% of our outstanding common stock, a majority of the Board, including a majority of the directors designated to our Board by the Apollo Funds, must approve certain of our significant business decisions before we are permitted to take action. Please read "Certain Relationships and Related Party Transactions—Stockholders Agreement."

Committees of the Board of Directors

        We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and may have such other committees as the Board shall determine from time to time. Each of the standing committees of the Board will have the composition and responsibilities described below.

  Audit Committee

        Messrs. Gardner and Stevens serve as the members of our Audit Committee. We will appoint a third independent director to our Audit Committee before August 1, 2014. Our Board has determined that Messrs. Gardner and Stevens are Audit Committee financial experts as defined by the SEC. Each member of the Audit Committee meets or will meet criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Exchange Act.

        The principal duties and responsibilities of the Audit Committee are to assist the Board in fulfilling its responsibility to oversee management regarding:

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  systems of internal control over financial reporting and disclosure controls and procedures;

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  the integrity of our financial statements;

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  the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm and our internal audit function;

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  compliance with legal and regulatory requirements;

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  review of material related party transactions; and

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  compliance with and adequacy of the code of business and ethics, review and, if appropriate, approve any requests for written waivers sought with respect to any executive officer or director under, the code of business and ethics.

  Compensation Committee

        Messrs. Beard, Gardner, Reeves, Stevens and Wilson serve as the members of our Compensation Committee. The principal duties and responsibilities of the Compensation Committee are to:

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  oversee our management compensation policies and practices, including, without limitation, (i) determining and approving the compensation of the Chief Executive Officer and our other executive officers, (ii) reviewing and approving management incentive policies and programs and exercising any applicable rule making or discretion in the administration of such programs, (iii) reviewing and approving equity compensation programs for employees and exercising any applicable rule making or discretion in the administration of such programs and (iv) reviewing and approving any share ownership and clawback policies applicable to senior management or other employees;

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  set and review the compensation of and reimbursement and share ownership policies for members of our Board;

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  provide oversight concerning the selection of officers, expense accounts and severance plans and policies and compliance with all compensation and benefits related legal and regulatory matters;

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  review and discuss with management our compensation discussion and analysis to be included in our annual proxy statement or annual report on Form 10-K filed with the SEC; and

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  prepare an annual Compensation Committee report, provide regular reports to our Board and take such other actions as are necessary and consistent with the governing law and our organizational documents.

  Nominating and Corporate Governance Committee

        Messrs. Beard, Gardner, Stevens and Wilson serve as the members of our Nominating and Corporate Governance Committee. The principal duties and responsibilities of our Nominating and Corporate Governance Committee are to:

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  implementation and review of criteria for membership on our Board and its committees;

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  identification and recommendation of proposed nominees for election to our Board and membership on its committees;

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  development of and recommendation to our Board regarding governance and related matters; and

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  overseeing the evaluation of our Board.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

        During 2013, our Board met 5 times, the Audit Committee met 2 times and each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served. We encourage all of our directors and nominees for director to attend the Annual Meeting; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

        Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 420 Throckmorton Street, Suite 1200, Fort Worth, TX 76102. The Secretary will forward the communication to the Board members.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  Stockholders Agreement

        In connection with our initial public offering, we entered into a stockholders agreement with the Apollo Funds and certain stockholders that provides that, except as otherwise required by applicable law, if the Apollo Funds hold: (a) at least 50% of our outstanding common stock, they will have the right to designate no fewer than that number of directors that would constitute a majority of our Board; (b) at least 30% but less than 50% of our outstanding common stock, they will have the right to designate up to three director nominees; (c) at least 20% but less than 30% of our outstanding common stock, they will have the right to designate up to two director nominees; and (d) at least 10% but less than 20% of our outstanding common stock, they will have the right to designate up to one director nominee. The agreement also provides that if the size of our Board is increased or decreased at any time to other than seven directors, the Apollo Funds' nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. In addition, the agreement provides that if the Apollo Funds hold at least 30% of our outstanding common stock, we will cause any committee of our Board to include in its membership at least one of the Apollo Funds nominees, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules.

        Under the stockholders agreement, if the Apollo Funds hold at least 33 1/3% of our outstanding common stock, they will have the right to engage in each of the following actions:

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  consult with and advise our senior management with respect to business and financial matters;

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  inspect all of our books, records, facilities and properties and receive financial and operating data with respect to our business and properties, when reasonably requested; and

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  designate a representative who may attend the meetings of our Board, receive the information given to directors and make recommendations to our Board. The representative shall have no vote on our Board.

        The stockholders agreement also provides that so long as the Apollo Funds hold at least 33 1/3% of our outstanding common stock, a majority of our Board, including a majority of the directors designated to our Board by the Apollo Funds, must approve certain of our significant business decisions before we are permitted to take action, including each of the following:

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  amending, modifying or repealing any provision of our certificate of incorporation and bylaws or similar organization documents in a manner that adversely affects the Apollo Funds or their affiliates;

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  issuing additional equity interests other than any (i) award under any stockholder approved equity compensation plan, (ii) intra company issuance among our subsidiaries and us or (iii) issuance of equity interests pursuant to the exchange agreement;

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  consolidating or merging with or into any other entity, transferring all or substantially all of our and our subsidiaries' assets, taken as a whole, to another entity or entering into or agreeing to undertake any transaction that would constitute a "Change of Control" as defined in our credit agreement or the indenture governing our senior notes;

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  disposing of any of our or any of our subsidiaries' assets with a value in excess of $100 million in any single transaction or $200 million in the aggregate in any series of transactions during a calendar year;

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  consummating any acquisition by us or any of our subsidiaries of the equity interests or assets of any other entity involving consideration in excess of $100 million in any single transaction or $200 million in the aggregate in any series of transactions during a calendar year;

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  incurring any indebtedness by us or any of our subsidiaries (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another entity) that would result in our total net indebtedness to adjusted EBITDA (as defined in our credit agreement) for the trailing twelve-month period exceeding 2.50 to 1.0;

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  terminating our Chief Executive Officer or designating a new Chief Executive Officer; and

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  changing the size of our Board.

        The stockholders agreement also provides that the Apollo Funds, or any employee stockholder owning at least 1% of our outstanding common stock, may make one or more written demands requiring us to register the shares of our common stock owned by the Apollo Funds or the employee stockholders. In addition, any such stockholder (including the Apollo Funds) will have piggyback rights entitling them to require us to register shares of our common stock owned by them in connection with any registration statements filed by us, subject to certain exceptions. We have agreed to indemnify the Apollo Funds (to the extent they are selling stockholders in any such registration) against losses suffered by them in connection with any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to us by such selling stockholder for use therein.

  Transaction Fee Agreement

        Prior to our initial public offering, we were a party to a Transaction Fee Agreement, dated August 23, 2010, which required us to pay a fee to Apollo Athlon Holdings, L.P. ("Apollo") equal to 2% of the total equity contributed to us, as defined in the agreement, in exchange for consulting and advisory services provided by Apollo. In October 2012, Apollo assigned its rights and obligations under the Transaction Fee Agreement to one of its affiliates, Apollo Global Securities, LLC. Since our inception through our initial public offering, we incurred transaction fees under the Transaction Fee Agreement of approximately $7.5 million in total. Upon the consummation of our initial public offering, we terminated the Transaction Fee Agreement.

  Services Agreement

        Prior to our initial public offering, we were party to a Services Agreement, dated August 23, 2010, which required us to compensate Apollo for consulting and advisory services equal to the higher of (i) 1.00% of earnings before interest, income taxes, depletion, depreciation, amortization and exploration expense per quarter and (ii) $62,500 per quarter (the "Advisory Fee"); provided, however, that such Advisory Fee for any calendar year shall not exceed $500,000. The Services Agreement also provided for reimbursement to Apollo for any reasonable out-of-pocket expenses incurred while performing services under the Services Agreement. During 2013 until the termination of the Services Agreement and during 2012 and 2011, we incurred approximately $500,000, $493,000 and $411,000, respectively, of Advisory Fees.

        Upon the consummation of our initial public offering, we terminated the Services Agreement and, in connection with the termination, we paid Apollo $2.4 million (plus $132,000 of unreimbursed expenses). Such payment corresponded to the present value as of the date of termination of the aggregate annual fees that would have been payable during the remainder of the term of the Services Agreement (assuming a term ending on August 23, 2020) using a discount rate of 8.0%. Under the Services Agreement, we also agreed to indemnify Apollo and its affiliates and their respective limited partners, general partners, directors, members, officers, managers, employees, agents, advisors, their directors, officers and representatives for potential losses relating to the services contemplated under the Services Agreement.

  Underwriting Fees and Registration Expenses

        In April 2013, we issued $500 million aggregate principal amount of 7 3/8% senior notes due 2021 (the "2021 Notes"). Apollo Global Securities, LLC is an affiliate of the Apollo Funds and received a portion of the gross spread as an initial purchaser of the 2021 Notes of approximately $0.5 million. Apollo Global Securities, LLC was also an underwriter in our initial public offering and received a portion of the discounts and commissions paid to the underwriters of approximately $0.9 million. In April 2014, we issued $650 million aggregate principal amount of 6% senior notes due 2022 (the "2022 Notes"). Apollo Global Securities, LLC received a portion of the gross spread as an initial purchaser of the 2022 Notes of approximately $0.5 million. Apollo Global Securities, LLC was also an underwriter in our April 2014 public offering of common stock and received a portion of the discounts and commissions paid to the underwriters of approximately $1.0 million.

        Under the stockholders agreement, the Company is generally required to pay all expenses incurred by the Apollo Funds (but not underwriting discounts and sales commissions) in connection with the registration of the common stock held by the Apollo Funds for resale pursuant to the registration rights provisions of the agreement. In February 2014, we completed a secondary public offering in which the Apollo Funds sold 16,100,000 shares of common stock at $32.00 per share. The Apollo Funds received all proceeds from the February 2014 offering, which, net of underwriting fees, totaled approximately $494.6 million. Apollo Global Securities, LLC was an underwriter in the February 2014 offering and received a portion of the discounts and commissions paid to the underwriters of approximately $1.4 million.

  Distribution

        We used a portion of the net proceeds from the 2021 Notes to make a distribution to Athlon Holdings LP's Class A limited partners, including the Apollo Funds and our management team and certain employees. The Apollo Funds received approximately $73 million of the distribution and the remaining Class A limited partners received approximately $2 million, in the aggregate.

  Athlon Holdings LP Amended and Restated Limited Partnership Agreement

        Upon the closing of our initial public offering on August 7, 2013, the limited partnership agreement of Athlon Holdings LP was amended and restated to, among other things, modify Athlon Holdings LP's capital structure by replacing its different classes of interests with a single new class of units that we refer to as the "New Holdings Units."

        The unitholders of Athlon Holdings LP, including Athlon, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Athlon Holdings LP. Net income of Athlon Holdings LP will generally be allocated to its unitholders (including Athlon) in accordance with their percentage interest in Athlon Holdings LP. Net losses of Athlon Holdings LP will generally be allocated first to the unitholders (including Athlon) in accordance with their percentage interest in Athlon Holdings LP until their capital accounts are reduced to zero, and then to the general partner. The partnership agreement of Athlon Holdings LP provides for quarterly cash distributions, which we refer to as "tax distributions," to the limited partners of Athlon Holdings LP (including Athlon). Generally, these tax distributions will be computed based on the estimate of the Board of Supervisors as to the projected deemed income tax liability of each limited partner with respect to the partnership interest of such limited partner. Tax distributions will be made only to the extent that cash is available to cover such distributions.

  Exchange Agreement

        We entered into an exchange agreement with members of our management team and certain employees that held New Holdings Units after the closing of our initial public offering. Under the exchange agreement, each such holder (and certain permitted transferees thereof) may, under certain circumstances (subject to the terms of the exchange agreement), exchange their New Holdings Units for shares of our common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. As a holder exchanges its New Holdings Units, our interest in Athlon Holdings LP will be correspondingly increased.

  Tax Receivable Agreement

        As described under "—Exchange Agreement," the holders of New Holdings Units may (subject to the terms of the exchange agreement) exchange such units for shares of our common stock on a one-for-one basis. Athlon Holdings LP (and each of its subsidiaries treated as partnerships for United States federal income tax purposes) intends to make an election under Section 754 of the Internal Revenue Code (the "Code") effective for each taxable year in which an exchange of Athlon Holdings LP units for shares of our common stock occurs, which may result in an adjustment to the tax basis of the assets of Athlon Holdings LP at the time of an exchange. As a result of these exchanges, Athlon, which we refer to as the "corporate taxpayer", will become entitled to a proportionate share of the existing tax basis of the assets of Athlon Holdings LP. In addition, exchanges of New Holdings Units are expected to result in an increase in our tax basis of the assets of Athlon Holdings LP that otherwise would not have been available. Both this proportionate share and these increases in tax basis may reduce the amount of tax that the corporate taxpayer would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The Internal Revenue Service (the "IRS") may challenge all or part of the existing tax basis, tax basis increase and increased deductions, and a court could sustain such a challenge.

        We entered into a tax receivable agreement with members of our management team and certain employees that held New Holdings Units after the closing of our initial public offering that provides for the payment from time to time by the corporate taxpayer to such unitholders of Athlon Holdings LP of 85% of the amount of the benefits, if any, that the corporate taxpayer is deemed to realize as a result of increases in tax basis and certain other tax benefits related to exchanges of New Holdings Units pursuant to the exchange agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations will be obligations of the corporate taxpayer and not of Athlon Holdings LP. For purposes of the tax receivable agreement, the benefit deemed realized by the corporate taxpayer will be computed by comparing the actual income tax liability of the corporate taxpayer (calculated with certain assumptions) to the amount of such taxes that the corporate taxpayer would have been required to pay had there been no increase to the tax basis of the assets of Athlon Holdings LP as a result of the exchanges and had the corporate taxpayer not entered into the tax receivable agreement. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless the corporate taxpayer exercises its right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement, the corporate taxpayer breaches any of its material obligations under the tax receivable agreement or the holders of New Holdings Units elect to terminate the tax receivable agreement, in which case the corporate taxpayer's obligations will generally be accelerated. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

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  the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depletable, depreciable or amortizable assets of Athlon Holdings LP at the time of each exchange;

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  the price of shares of our common stock at the time of the exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of Athlon Holdings LP is directly proportional to the price of shares of our common stock at the time of the exchange;

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  the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increased deductions will not be available; and

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  the amount and timing of our income—the corporate taxpayer will be required to pay 85% of the deemed benefits as and when deemed realized. If the corporate taxpayer does not have taxable income, the corporate taxpayer generally is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

        The step-up in basis will depend on the fair value of the New Holdings Units at conversion. Further, we do not expect to be in a tax paying position before 2019, so we cannot presently determine what the benefit or payments under the tax receivable agreement will be on a factually supportable basis. In addition, there is no intent of the holders of New Holdings Units to exchange their units for shares of our common stock in the foreseeable future.

        In addition, the tax receivable agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayer's (or its successor's) obligations with respect to exchanged or acquired New Holdings Units (whether exchanged or acquired before or after such transaction) will be based on certain assumptions, including if the corporate taxpayer has sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As a result, we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual benefits we realize in respect of the tax attributes subject to the tax receivable agreement. Furthermore, if we elect to terminate the tax receivable agreement early, we will be required to make an immediate payment equal to the present value of the anticipated future tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity.

        Decisions made in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner's tax liability without giving rise to any rights of an existing owner to receive payments under the tax receivable agreement.

        Payments will be generally due under the tax receivable agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of the London Interbank Offered Rate plus 300 basis points from the due date (without extensions) of such tax return.

        Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the tax receivable agreement. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the tax receivable agreement.

Policies and Procedures for Review of Related Party Transactions

        The Audit Committee (or the Board) reviews and approves all material related party transactions, which include any related party transactions that we would be required to disclose pursuant to Item 404 of Regulation S-K promulgated by the SEC. In determining whether to approve a related party transaction, the Audit Committee will consider a number of factors including whether the related party transaction is on terms and conditions no less favorable to us than may reasonably be expected in arm's length transactions with unrelated parties.

DIRECTOR COMPENSATION

        Our or our subsidiaries' officers, employees, consultants or advisors who also serve as directors do not receive additional compensation for their service as directors. Our directors who are not our or our subsidiaries' officers, employees, consultants or advisors or Apollo's officers or employees, who we refer to as our non-employee directors, receive cash and equity-based compensation for their services as directors.

        Non-employee director compensation consists of the following:

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  an annual retainer of $40,000;

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  an additional annual retainer of $10,000 for service as the chair of any standing committee; and

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  an annual equity-based award granted under the Athlon Energy Inc. 2013 Incentive Award Plan, having a value as of the grant date of approximately $150,000. For 2013, this award was granted in October 2013 in the form of restricted stock that are schedule to vest in three equal annual installments beginning on September 30, 2014. Each non-employee director was granted 7,500 restricted stock. The number of restricted stock was determined based upon the initial offering price of shares of our common stock in our initial public offering.

        Non-employee directors also receive reimbursement for out-of-pocket expenses associated with attending such board or committee meetings and director and officer liability insurance coverage. Each director is fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

        In 2013, we provided the following compensation to our non-employee directors:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Ted A. Gardner	$50,000	$240,300	$—	$—	$—	$—	$290,300
Mark A. Stevens	50,000	240,300	—	—	—	—	290,300

(1)
The amount shown represents the fair value on the grant date of restricted stock granted in October 2013, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. As of December 31, 2013, each of our non-employee directors held 7,500 unvested restricted stock of our common stock.

Compensation Committee Interlocks and Insider Participation

        Other than Mr. Reeves, none of our officers or employees are members of our Compensation Committee. None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

 OFFICERS

        The following is biographical information for our officers.

Name	Age	Position with Athlon
Robert C. Reeves	44	President, Chief Executive Officer and Chairman of the Board
Nelson K. Treadway	48	Senior Vice President—Business Development and Land
William B. D. Butler	37	Vice President—Chief Financial Officer
Melvyn E. Foster	45	Vice President—Reservoir Engineering
Bud W. Holmes	47	Vice President—Engineering and Operations
David B. McClelland	43	Vice President—Drilling and Geosciences
Jennifer L. Palko	40	Vice President—Business Development and Engineering
James R. Plemons	46	Vice President—Business Development and Land
John C. Souders	43	Vice President—Controller

        See "Proposal No. 1—Election of Director" for biographical information of Robert C. Reeves.

        Nelson K. Treadway—Senior Vice President—Business Development and Land.    Mr. Treadway has been Athlon's Senior Vice President—Business Development and Land since its formation in August 2010. Prior to Athlon's formation, Mr. Treadway served as Senior Vice President—Land of Encore Energy Partners GP LLC and EAC from February 2008 to March 2010. Mr. Treadway served as Vice President—Land of EAC from April 2003 to February 2008. He served as a Vice President—Land at Encore Energy Partners GP LLC from February 2007 to February 2008. From May 2000 to April 2003, Mr. Treadway held various positions of increasing responsibility in EAC's land department. Prior to EAC, he served as a landman at Coho Resources. Mr. Treadway received a Bachelor of Science degree in Petroleum Land Management from the University of Southwestern Louisiana.

        William B. D. Butler—Vice President—Chief Financial Officer.    Mr. Butler has been Athlon's Vice President—Chief Financial Officer since March 2013. Prior to joining Athlon, Mr. Butler served as Managing Director for Stephens Inc. from August 2010 to March 2013, where he developed and led its Exploration & Production research practice. Previously, he was Vice President and Assistant Treasurer of XTO Energy Inc. from June 2003 until June 2010. During his seven-year tenure, XTO completed 21 capital raises, including public equity, senior notes and bank debt, for more than $15 billion in aggregate proceeds to fund XTO's growth strategy. From June 2000 to June 2003, Mr. Butler served at Stephens Inc. as an investment banker. Mr. Butler received a Bachelor of Science degree in Commerce from Washington & Lee University with special attainments in Business Administration and History.

        Melvyn E. Foster—Vice President—Reservoir Engineering.    Mr. Foster has been Athlon's Vice President—Reservoir Engineering since its formation in August 2010. Prior to Athlon's formation, Mr. Foster was Reservoir Engineering Manager—North Region of Denbury Resources, Inc. from April 2010 to August 2010. Mr. Foster was Northern Region Reservoir Engineering Manager of EAC from December 2007 to April 2010. From April 2002 to December 2007, Mr. Foster held various positions of increasing responsibility in EAC's engineering department. Prior to EAC, he served in various engineering positions at Phillips Petroleum Company. Mr. Foster received his Bachelor of Science degree in Petroleum Engineering from the University of Texas at Austin and his Master of Science degree in Petroleum Engineering from the University of Houston.

        Bud W. Holmes—Vice President—Engineering and Operations.    Mr. Holmes has been Athlon's Vice President—Engineering and Operations since its formation in August 2010. Prior to Athlon's formation, Mr. Holmes served as Northern Region Production Manager and member of the Strategic Management Team of EAC from October 2003 until March 2010. Mr. Holmes served as Northern Region Senior Operations Engineer from April 2001 until October 2003. Prior to joining EAC, Mr. Holmes served in various reservoir, production and drilling engineering positions for Louis Dreyfus Natural Gas, Union

Pacific Resources and Shell Western E&P. Mr. Holmes received his Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma, graduating with top honors.

        David B. McClelland—Vice President—Drilling and Geosciences.    Mr. McClelland has been Athlon's Vice President—Drilling and Geosciences since its formation in August 2010. Prior to Athlon's formation, Mr. McClelland was the Geoscience Manager—Southern Region for EAC, from February 2007 to June 2010, and he was a Senior Geologist from March 2004 to January 2007 at EAC. Prior to EAC, he was a Geologist at Anadarko Petroleum Company and held various geosciences positions at Union Pacific Resources and Cross Timbers Oil Company. Mr. McClelland received his Bachelor of Science degree in Geology from the University of Texas at Arlington. He also received his Master of Science degree in Geology from the University of Texas at Arlington. Mr. McClelland is a licensed professional geoscientist in the State of Texas, and is a 16 year member of the American Association of Petroleum Geologists.

        Jennifer L. Palko—Vice President—Business Development and Engineering.    Ms. Palko has been Athlon's Vice President—Business Development and Engineering since its formation in August 2010. Prior to Athlon's formation, Ms. Palko served as the Reserves & Planning Engineering Manager and a member of the Strategic Management Team of EAC from October 2003 until March 2010. Prior to serving as the Reserves & Planning Engineering Manager, Ms. Palko held various positions of increasing responsibility in EAC's engineering department from May 2001 until October 2003. Prior to joining EAC, Ms. Palko served as an Independent Petroleum Consultant at Cawley, Gillespie & Associates, Inc. from September 2000 until May 2001. Prior to joining Cawley, Gillespie & Associates, Inc., Ms. Palko served in various reservoir and operations engineering positions at Union Pacific Resources from May 1995 until September 2000. Ms. Palko received her Bachelor of Science degree in Petroleum Engineering from Texas A&M University, graduating first in her class with top honors.

        James R. Plemons—Vice President—Business Development and Land.     Mr. Plemons has been Athlon's Vice President—Business Development and Land since its formation in August 2010. Prior to the Partnership's formation, Mr. Plemons served as the Southern Region Land Manager of Encore Energy Partners GP LLC and EAC from January 2007 to June 2010. Prior to serving as Southern Region Land Manager, Mr. Plemons served in several roles with increasing responsibility in EAC's land department from June 2004 to December 2006. Prior to EAC, he served as a landman at Wagner Oil Company. Mr. Plemons received a Bachelor of Science degree in Marketing from Sam Houston State University.

        John C. Souders—Vice President—Controller.    Mr. Souders has been Athlon's Vice President—Controller since July 2011 and was Director of Accounting from March 2011 until his promotion in July 2011. Prior to joining Athlon, Mr. Souders served as a Senior Accounting Manager at EAC from May 2007 until February 2011. Prior to EAC, Mr. Souders served as an Accounting Manager at Sabre Holdings and as an auditor at Ernst & Young. Mr. Souders has a Bachelor of Science degree in Economics from Texas A&M University and a Masters in Accounting from the University of North Texas. He is a Certified Public Accountant.

 EXECUTIVE COMPENSATION

        This executive compensation disclosure provides an overview of the 2013 executive compensation program for our named executive officers ("NEOs") identified below. For 2013, our NEOs were:

  •
  Robert C. Reeves, President, Chief Executive Officer and Chairman of the Board;

  •
  Nelson K. Treadway, Senior Vice President—Business Development and Land; and

  •
  William B. D. Butler, Vice President—Chief Financial Officer.

Summary Compensation Table

        The following summarizes the total compensation awarded to, earned by or paid to our NEOs for the periods indicated:

					Stock Awards
Name and Principal Position	Year	Salary	Bonus(1)	Non-Equity Incentive Plan Compensation(2)	Athlon Holdings LP Class B Interests(3)	Athlon Energy Inc. Restricted Stock Awards(4)	All Other Compensation(5)	Total
Robert C Reeves	2013	$470,000	$285,000	$570,000	$100,170	$5,245,425	$27,010	$6,697,605
President, Chief	2012	374,583	—	385,000	—	—	26,539	786,122
Executive Officer and
Chairman of the Board
Nelson K. Treadway	2013	293,750	120,000	240,000	29,790	2,208,600	27,010	2,919,150
Senior Vice	2012	279,375	—	206,225	—	—	22,401	508,001
President—Business
Development and
Land
William B. D. Butler	2013	223,333	108,750	217,500	116,347	1,601,235	20,010	2,287,175
Vice President—Chief
Financial Officer

(1)
Represents one-time special bonuses paid to our NEOs to reward their service in connection with the successful consummation of our initial public offering in August 2013.

(2)
Our semi-annual cash incentive program provides for two payouts per year, with the first payment made following completion of the first half of the year and the second payment made following year-end. For additional information, please read "—Narrative Disclosure to Summary Compensation Table—Cash Bonuses."

(3)
The amount shown represents the fair value on the grant date of Class B interests in Athlon Holdings LP granted in 2013 prior to the completion of our initial public offering, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value was determined using an option pricing model with the following assumptions:

Expected volatility	34.1%
Expected dividend yield	0.0%
Expected term (in years)	0.53
Risk-free interest rate	0.11%
Weighted-average grant-date fair value per unit	$109.22
(4)
The amount shown represents the fair value on the grant date of restricted stock units granted in September 2013 (presented at the target level), calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the performance-based portion of the award, which is subject to market conditions that will determine the number of shares of shares earned, was determined using a Monte Carlo simulation multiplied by the target number of shares that could be earned, using the following assumptions:

Expected volatility	47.3%
Expected dividend yield	0.0%
Expected term (in years)	1.9
Risk-free interest rate	0.8%
Weighted-average grant-date fair value per share	$43.68
(5)
Represents employer contributions under our 401(k) plan during 2013 and the 3% safe harbor non-elective contribution made for 2013.

  Narrative Disclosure to Summary Compensation Table

        The primary elements of compensation for the NEOs are base salary, cash bonuses and long-term equity-based compensation awards. The NEOs also receive certain retirement, health, welfare and additional benefits as described below.

Compensation Elements	Characteristics	Primary Objective
Base salary	Fixed annual cash compensation. Salaries may be increased from time to time based on the NEOs' responsibilities and performance.	Recognize performance of job responsibilities and attract and retain talented employees.
Cash bonuses	Performance-based semi-annual cash incentive.	Encourage focus on near-term performance goals and reward achievement of those goals.
Long-term equity incentives	Equity-based compensation awards subject to time and performance based vesting provisions.	Emphasize our long-term growth, encourage maximizing equity value and retain talented employees.
Severance provisions	Salary continuation and COBRA reimbursement upon certain qualifying terminations.	Encourage continued attention and dedication of key individuals and focus their attention when considering strategic alternatives.
Retirement savings 401(k) plan	Qualified 401(k) retirement plan benefits are available for our NEOs and all other full-time employees.	Provide an opportunity for tax-efficient savings.
Health and welfare benefits	Health and welfare benefits are available to our NEOs and other full-time employees.	Provide benefits to meet the health and welfare needs of our employees and their families.

        Compensation Decisions.    Compensation decisions for our NEOs are generally made by our Compensation Committee and for 2013 were also approved by the Board. In making compensation decisions, the Compensation Committee and the Board considered the recommendations of our Chief Executive Officer as well as the results of a compensation study performed by our independent compensation consultant, Longnecker and Associates ("Longnecker"), which provided a comparison of our executives' compensation levels to the compensation of similarly situated executives at a group of peer companies in our industry. Longnecker was engaged by management to perform executive compensation consulting services for us in 2013 and did not perform any other services for us in 2013. We do not believe that Longnecker's work for us in 2013 has given rise to any conflict of interest.

        Base Salary.    Base salaries for our NEOs have generally been set at levels deemed necessary to attract and retain individuals with superior talent. While the Board will review and may adjust each NEO's salary from time to time, Messrs. Treadway's and Butler's employment agreements provide that their respective salary will not be reduced for two years after the effective date of his agreement and Mr. Reeves' employment agreement provides that his base salary will never be reduced.

        In connection with our initial public offering, the Board approved salary increases for our NEOs based upon the responsibilities and performance of each NEO and to better align total compensation with competitive pay levels for similarly situated public companies, based on recommendations from Longnecker. The base salaries of our NEOs before and after the 2013 increase are set forth in the following table:

Name	Base Salary Before Increase	Base Salary After Increase
Robert C. Reeves	$410,000	$570,000
Nelson K. Treadway	290,000	300,000
William B. D. Butler	250,000	290,000

        Cash Bonuses.    Each of our NEOs is eligible to participate in a semi-annual cash incentive program which provides participants with an opportunity to earn cash bonus awards generally based on individual and Company performance. Annual target bonus levels for each of our NEOs other than Mr. Reeves are established by the Board at the beginning of each year, subject to mid-year adjustment, and are based on a percentage of their respective base salary. Mr. Reeves' annual target bonus level of 100% is set forth in his employment agreement and was established based upon individual negotiations at the time of his commencement of employment. For 2013, Messrs. Treadway and Butler had an annual target bonus level of 80% and 75%, respectively.

        Historically, including for 2013, with respect to assessment of Company performance, the bonus awards for our NEOs have not been based on specific pre-determined performance targets or goals. Rather, we have generally considered our overall performance for the applicable year as a guide in determining award payout levels and have maintained discretion to adjust awards in circumstances where individual performance may warrant such an adjustment. For the first half of 2013, we determined to pay bonuses to each of our NEOs at 100% of their respective first-half target bonus levels (i.e., 50% of their total annual target bonus levels) and did not make any individual performance adjustments to these awards. For the second half of 2013, we also determined to pay bonuses to each of our NEOs at 100% of their respective second-half target bonus levels (i.e., 50% of their total annual target bonus levels) and did not make any individual performance adjustments to these awards. Our decision in this regard was based primarily on overall strong company performance with respect to our overall short- and long-term strategic objections as reflected through the successful execution of our business plan.

        In addition to our regular semi-annual cash incentive awards, for 2013, we paid each of our NEOs an additional one-time special cash bonus to reward their service in connection with the successful completion of our initial public offering in August 2013. These one-time cash bonuses were each in an amount equal to 50% of their annual target bonus levels under our semi-annual cash incentive program.

        Long-Term Equity-Based Compensation Awards.    In connection with our initial public offering, we adopted the Athlon Energy Inc. 2013 Incentive Award Plan, under which our Board or Compensation Committee may make periodic grants of equity and equity-based awards from time to time to our NEOs and other key employees. For additional information, please read "—Executive Compensation Plans—2013 Incentive Award Plan."

        In September 2013, our NEOs received an award of restricted stock units ("RSUs") granted under our 2013 Incentive Award Plan as set forth in the table below:

Name	Total Number of RSUs(1)
Robert C. Reeves	142,500
Nelson K. Treadway	60,000
William B. D. Butler	43,500

(1)
The amount shown reflects the target award level for performance-based RSUs, which constitute one-half of the total award, as described below. The maximum number of shares that could be earned pursuant to the award is 213,750 for Mr. Reeves, 90,000 for Mr. Treadway and 65,250 for Mr. Butler.

        These awards are scheduled to vest in three equal annual installments, with the first installment vesting on the first anniversary of the consummation of our initial public offering. One half of each annual installment is subject to performance-based vesting conditions pursuant to which the number of shares that vest will be determined based on our total stockholder return for the one-year period ending on the vesting date, as compared to the total stockholder return for that period of a specified peer group of publicly-traded companies in our industry. With respect to the performance-based portion of the award, (i) no portion of the award will be earned if our total shareholder return is below the 25th percentile of the total shareholder return for the companies in our peer group, (ii) 100% of the target award level will be earned if our total shareholder return is between the 25th percentile and 75th percentile of the total shareholder return for the companies in our peer group and (iii) 200% of the target award level will be earned if our total shareholder return is at or above the 75th percentile of the total shareholder return for the companies in our peer group.

        Retirement, Health, Welfare and Additional Benefits.    The NEOs are eligible to participate in such employee benefit plans and programs as we may from time to time offer to our other full-time employees, subject to the terms and eligibility requirements of those plans. The NEOs are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as all of our other full-time employees. For 2013, we made a fully vested safe harbor non-elective contribution on behalf of each of the plan's participants equal to 3% of that participant's salary for the year.

Outstanding Equity Awards at December 31, 2013

        The outstanding equity awards held by our NEOs as of December 31, 2013 were as follows:

	Stock Awards(1)
Name	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Robert C. Reeves	142,500	$4,310,625	N/A	N/A
Nelson K. Treadway	60,000	1,815,000	N/A	N/A
William B. D. Butler	43,500	1,315,875	N/A	N/A

(1)
The awards are scheduled to vest in three equal annual installments beginning on August 1, 2014.

(2)
The amount shown is based on our closing stock price of $30.25 on December 31, 2013.

 Employment Agreements

        In connection with the consummation of our initial public offering, we entered into new employment agreements with each of our NEOs. These agreements provide for an initial term of three years for Mr. Reeves and two years for Messrs. Treadway and Butler, are subject to automatic renewal for a one-year period and contain (i) compensation provisions, including provisions regarding base salary, cash incentive bonuses and other benefits, (ii) termination and severance provisions (discussed more in detail below) and (iii) noncompete, nonsolicit and nondisclosure provisions, with a restriction period of one year for the noncompete and nonsolicit provisions.

Severance and Change in Control Provisions

        Mr. Reeves' Severance and Change in Control Benefits.    Mr. Reeves' employment agreement provides that if we terminate Mr. Reeves' employment for cause, he resigns without good reason or he does not extend his term of employment, then he is entitled to receive: (i) the portion of his base salary earned through the date of termination but not yet paid, plus any accrued vacation earned but not used through the date of termination; (ii) any cash incentive bonus earned but not yet paid; (iii) any expenses owed to him; and (iv) any amount accrued arising from his participation in, or benefits accrued under any employee benefits plans, programs or arrangements. Any rights to salary, cash bonus or other benefits will then cease.

        However, if Mr. Reeves is terminated without cause, resigns with good reason or we do not extend his term of employment and Mr. Reeves signs a release within 45 days, he is entitled, in addition to the items listed in the above paragraph, to (i) receive an amount of cash equal to four times the annual base salary in effect as of the date of termination payable 50% in a lump sum within 60 days following his separation from service and 50% over the subsequent twelve months, in accordance with regular payroll practices, and (ii) have us pay directly or reimburse him for COBRA premiums if he (or his dependents) elect to receive continued healthcare coverage pursuant to COBRA until the earlier of two years or the last day of the applicable COBRA period.

        In addition to the items listed in the paragraph above, if Mr. Reeves is terminated without cause, he resigns with good reason or we do not extend his term of employment, in any case within one year following the date of a change in control, then in lieu of the amount of cash listed above, he is entitled to receive an amount in cash equal to three times his annual base salary in effect as of the date of termination, plus three times the greater of the average of his previous two years' bonus payments or his target bonus.

        If Mr. Reeves is terminated due to death or disability and, in the case of disability, he signs a release within 45 days, he is additionally entitled to (i) receive an amount of cash equal to 25% of his base salary, payable in lump sum on the 60th day following his separation from service and (ii) have us pay directly or reimburse him for COBRA premiums if he (or his dependents) elect to receive continued healthcare coverage pursuant to COBRA for three months.

        Good reason is defined in Mr. Reeves' employment agreement generally to mean the occurrence of any of the following events without his express written consent: (i) any reduction in his base salary; (ii) any material breach by us of the employment agreement; (iii) his duties or responsibilities for us or our successor are materially reduced or there is any material change in his title or any material change in the types of positions reporting to him or the type of position to whom he reports; or (iv) any transfer of his primary place of employment of more than 25 miles from 420 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, provided that such transfer increases his commute by more than 25 miles.

        In addition, Mr. Reeves' award agreement granting his 2013 RSU award, which is described in more detail under the heading "—Long-Term Equity-Based Compensation Awards," provides that 100% of the maximum number of shares subject to the RSU award will vest upon a change in control.

        Other NEOs' Severance and Change in Control Benefits.    Messrs. Treadway's and Butler's employment agreements provide that if either NEO's employment is terminated (i) for cause, due to death or disability, (ii) due to resignation without good reason or (iii) either party decides not to extend the term of employment, then each is entitled to (a) the portion of his base salary earned through the date of termination but not yet paid, plus any accrued vacation earned but not used through the date of termination, (b) any expenses owed to him and (c) any amount accrued arising from his participation in, or benefits accrued under any employee benefits plans, programs or arrangements. Any rights to salary, cash bonus or other benefits will then cease.

        However, if Messrs. Treadway or Butler is terminated without cause or resigns for good reason and signs a release within 45 days, then each is entitled, in addition to the items listed in the above paragraph, to (i) receive an amount of cash equal to his annual base salary payable over the twelve-month period from his separation of service, in accordance with regular payroll practices, and (ii) have us pay directly or reimburse him for COBRA premiums if he (or his dependents) elect to receive continued healthcare coverage pursuant to COBRA until the earlier of twelve months, the date the covered dependents are no longer eligible or the date he becomes eligible to receive substantially comparable coverage from another employer.

        If either Messrs. Treadway or Butler is terminated without cause or resigns for good reasons or we do not extend his term of employment, in either case within one year following the date of a change in control, then (i) in lieu of the amount of cash listed above, each is entitled to receive an amount in cash equal to two and a half times his annual base salary in effect as of the date of termination, plus two and a half times the greater of the average of his previous two years' bonus payments or his target bonus, and (ii) in lieu of the healthcare continuation listed above, we will continue to pay or reimburse his healthcare coverage pursuant to COBRA until the earlier of 18 months, the date the covered dependents are no longer eligible or the date he becomes eligible to receive substantially comparable coverage from another employer.

        Cause is defined in the employment agreements generally as the occurrence or existence of any of the following events: (i) the NEO's willful engagement in material mismanagement in providing services to us or our affiliates; (ii) the NEO's willful engagement in misconduct that he knew, based on facts known to him, could reasonably be expected to be materially injurious to us or our affiliates; (iii) the NEO's material breach of the employment agreement; (iv) the NEO's conviction of, or entrance into a plea bargain or settlement admitting guilt for, any felony, under the laws of the United States, any state or the District of Columbia; or (v) each NEO being the subject of any order, judicial or administrative, obtained or issued by the SEC, for any securities violation involving fraud. Good reason is defined in a similar manner to Mr. Reeves' employment agreement.

        Change in Control is defined to have the same meaning as in the Athlon Energy Inc. 2013 Incentive Award Plan, without regard to any amendments that may be adopted after the date of this proxy statement.

        In addition, Messrs. Treadway's and Butler's award agreements granting their 2013 RSU awards, which are described in more detail under the heading "—Long-Term Equity-Based Compensation Awards," provide that 100% of the maximum number of shares subject to the RSU award will vest upon a change in control.

 Executive Compensation Plans

        The following summarizes the material terms of the long-term incentive compensation plan in which our NEOs are eligible to participate.

  2013 Incentive Award Plan

        We grant equity and equity-based compensation awards to our NEOs and other key employees on a periodic basis to align compensation with our performance. These awards are granted under the Athlon Energy Inc. 2013 Incentive Award Plan (the "Plan") that we adopted in conjunction with our initial public offering. The material terms of the Plan are described in more detail below.

  Purpose; Eligibility and Administration

        The principal purpose of the Plan is to attract, retain and engage selected employees, consultants and directors through the granting of equity and equity-based compensation awards.

        Our and our subsidiaries' employees, consultants and directors, including our NEOs, are eligible to receive awards under the Plan. The Compensation Committee administers the Plan. The Compensation Committee is authorized to delegate its duties and responsibilities as plan administrator to subcommittees comprised of our directors and/or officers, subject to certain limitations. Our Board administers the Plan with respect to awards to non-employee directors.

        Subject to the express terms and conditions of the Plan, the plan administrator has the authority to make all determinations and interpretations under the Plan, prescribe all forms for use with the Plan and adopt, amend and/or rescind rules for the administration of the Plan. The plan administrator also sets the terms and conditions of all awards under the Plan, including any vesting and vesting acceleration conditions.

  Limitation on Awards and Shares Available

        The aggregate number of our shares of common stock available for issuance pursuant to awards granted under the Plan is the sum of 8,400,000 shares, subject to adjustment as described below plus an annual increase on the first day of each calendar year beginning January 1, 2014 and ending on and including the last January 1 prior to the expiration date of the Plan, equal to the least of (i) 12,000,000 shares, (ii) 4% of the shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (iii) such smaller number of shares as determined by the Board. Please read "—Certain Transactions." This number will also be adjusted due to the following shares becoming eligible to be used again for grants under the Plan:

  •
  shares subject to awards or portions of awards granted under the Plan which are forfeited, expire or lapse for any reason, or are settled for cash without the delivery of shares, to the extent of such forfeiture, expiration, lapse or cash settlement; and

  •
  shares that we repurchase prior to vesting so that such shares are returned to us.

        Shares granted under the Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. The payment of cash dividends in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Plan. In addition, if we or one of our subsidiaries acquires or combines with another company that has shares available for grant pursuant to a qualifying equity plan, we may use those shares (until such date as they could not have been used under such entity's plan) to grant awards pursuant to the Plan to individuals who were not providing services to us immediately prior to the acquisition or combination.

        The Plan does not provide for individual limits on awards that may be granted to any individual participant under the Plan. Rather, the amount of awards to be granted to individual participants is determined by our Board or the Compensation Committee from time to time, as part of their compensation decision-making processes, provided, however, that the Plan does not permit awards having a grant date fair value in excess of $700,000 to be granted to our non-employee directors in any year.

  Awards

        The Plan provides for the grant of stock options (including non-qualified stock options ("NQSOs") and incentive stock options ("ISOs"), restricted stock, dividend equivalents, stock payments, RSUs, performance awards, stock appreciation rights ("SARs") and other equity-based and cash-based awards, or any combination thereof. Awards under the Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations as well as any other consequences with respect to the awards upon a termination of the applicable eligible individual's service. Equity-based awards will generally be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows:

  •
  Non-qualified Stock Options.  NQSOs will provide for the right to purchase shares of our common stock at a specified price which generally, except with respect to certain substitute options granted in connection with corporate transactions, will not be less than fair market value on the date of grant. NQSOs may be granted for any term specified by the plan administrator that does not exceed ten years and will usually become exercisable in one or more installments after the grant date, subject to vesting conditions which may include continued employment or service with us, satisfaction of performance targets and/or other conditions, as determined by the plan administrator.

  •
  Incentive Stock Options.  ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Code, and will be subject to specified restrictions contained in the Code. ISOs will have an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute ISOs granted in connection with a corporate transaction. Only employees will be eligible to receive ISOs, and ISOs will not have a term of more than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions may apply to ISOs as determined by the plan administrator and may include continued employment or service with us, satisfaction of performance targets and/or other conditions.

  •
  Restricted Stock.  Restricted stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the plan administrator. Unless the plan administrator determines otherwise, restricted stock may be forfeited for no consideration or repurchased by us if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse, subject to the terms of an applicable award agreement, which may provide for dividends to be placed in escrow and not released until the restrictions are removed or expire.

  •
  Restricted Stock Units.  RSUs may be awarded to any eligible individual, typically without payment of consideration but subject to vesting conditions based upon continued employment or service with us, satisfaction of performance criteria and/or other conditions, all as determined by the plan administrator. Like restricted stock, RSUs generally may not be sold or otherwise transferred or hypothecated until the applicable vesting conditions are removed or expire. Unlike restricted stock, shares of stock underlying RSUs will not be issued until the RSUs vest (or later, if payment is deferred), and recipients of RSUs generally will have no voting or dividend rights with respect to such shares prior to the time when the applicable vesting conditions are satisfied.

  •
  Dividend Equivalents.  Dividend equivalents represent the per share value of the dividends, if any, paid by us, calculated with reference to the number of shares of our common stock covered by an award. Dividend equivalents may be settled in cash or shares and at such times as determined by the plan administrator.

  •
  Stock Payments.  Stock payments may be authorized by the plan administrator in the form of our shares of common stock or an option or other right to purchase our shares of common stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to an employee, consultant or non-employee director.

  •
  Stock Appreciation Rights.  SARs may be granted in connection with stock options, other awards or separately. SARs typically provide for payment to the holder based upon increases in the price of a share over a set exercise price. The exercise price of any SAR granted under the Plan generally, except with respect to certain substitute SARs granted in connection with a corporate transaction, will be at least 100% of the fair market value of the underlying shares on the date of grant. The term of a SAR may not be longer than ten years. There are no restrictions specified in the Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the plan administrator in the SAR award agreement. SARs granted under the Plan may be settled in cash or our shares, or in a combination of both, at the election of the plan administrator. Vesting conditions may apply to SARs as determined by the plan administrator and may include continued employment or service with us, satisfaction of performance goals and/or other conditions.

  •
  Performance Awards.  Performance awards may be granted by the plan administrator on an individual or group basis. Generally, these awards will consist of bonuses based upon attainment of specific performance targets and may be paid in cash, our shares or a combination of both. Performance awards may also include "phantom" stock awards that provide for payments based upon the value of our shares of common stock.

  Certain Transactions

        The plan administrator has broad discretion to equitably adjust the provisions of the Plan and the terms and conditions of existing and future awards, including with respect to aggregate number and type of shares subject to the Plan and awards granted pursuant to the Plan, to prevent the dilution or enlargement of intended benefits and/or facilitate necessary or desirable changes in the event of certain transactions and events affecting our shares, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In the case of certain events or changes in capitalization that constitute "equity restructurings," equitable adjustments will be non-discretionary. In the event of a change in control where the acquirer does not assume or replace awards granted under the Plan, such awards may be subject to accelerated vesting so that 100% of such awards will become vested and exercisable or payable, as applicable, and will be exercisable for a period of fifteen days following notice of such event from the plan administrator and, if not exercised, will terminate upon the expiration of such fifteen-day period. The plan administrator may also provide for the acceleration, cash-out, termination, assumption, substitution or conversion of awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. A "change in control" is defined in the Plan to mean (i) the acquisition by a person or group of more than 50% of the total combined voting power of our outstanding securities, (ii) during any consecutive two-year period, the replacement of a majority of our incumbent directors with directors whose election was not supported by at least two-thirds of our incumbent directors, (iii) a merger, consolidation, reorganization or business combination or the sale of substantially all of our assets after which the Apollo Funds and its affiliates cease to own at least 50% of the combined voting power in us, in each case, other than a transaction which results in our voting securities before such transaction continuing to represent or being converted into a majority of the voting securities of the surviving entity and after which no person or group owns a majority of the combined voting power of the surviving entity or (iv) our liquidation or dissolution; provided, however, any event or occurrence whereby the Apollo Funds or a group consisting of our directors, executive officers or members of our management acquire voting control of us will not constitute a change in control for purposes of the Plan.

  Transferability, Repricing and Participant Payments

        With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Plan are generally non-transferable prior to vesting and are exercisable only by the participant. The price per share of a stock option or SAR may not be decreased and an underwater stock option or SAR may not be replaced or cashed out without stockholder approval. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Plan, the plan administrator may, in its discretion, accept cash or check, our shares that meet specified conditions, a "market sell order" (or other cashless broker-assisted transaction) or such other consideration as it deems suitable.

  Amendment and Termination

        Our Board of Directors may terminate, amend or modify the Plan at any time and from time to time. However, we must generally obtain stockholder approval to increase the number of shares available under the Plan (other than in connection with certain corporate events, as described above) or to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule).

  Expiration Date

        The Plan will expire on, and no option or other award may be granted pursuant to the Plan after, the tenth anniversary of the date the Plan was adopted by our Board. Any award that is outstanding on the expiration date of the Plan will remain in force according to the terms of the Plan and the applicable award agreement.

INFORMATION ABOUT STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth the beneficial ownership of our common stock as of April 24, 2014 by:

  •
  each entity or person known by us to beneficially own more than 5% of our outstanding common stock;

  •
  each of our NEOs;

  •
  each member of our Board and the director nominee; and

  •
  all of our directors, director nominee and executive officers as a group.

        Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective directors, director nominee, NEOs or 5% or more stockholders, as the case may be. Unless otherwise indicated, the address for each listed beneficial owner is 420 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.

        The amounts and percentages of common stock beneficially owned are reported on the bases of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
5% Beneficial Owners
Apollo Funds(1)	37,739,672	38.9%
Directors, Director Nominee and NEOs
Robert C. Reeves(2)(3)(4)(5)	4,953,404	5.1%
Gregory A. Beard	—	*
Ted A. Gardner(3)	82,500	*
Wilson B. Handler	—	*
Mark A. Stevens(3)	17,500	*
Rakesh Wilson	—	*
Nelson K. Treadway(2)(3)(4)(5)	1,540,247	1.6%
William B. D. Butler(2)(3)(4)	516,384	*
Directors, director nominee and executive officers as a group (13 persons)(2)(3)(4)(5)	10,110,216	10.2%

*
Less than 1%.

(1)
The amount reported includes shares held of record by Apollo Athlon Holdings, L.P. ("Athlon Holdings") and AP Overseas VII (Athlon FC) Holdings, L.P. ("Overseas VII (Athlon FC)," together with Athlon Holdings, the "Apollo Funds"). Apollo

  Management VII, L.P. ("Management VII") is the manager of the Apollo Funds. AIF VII Management, LLC ("AIF VII LLC") is the general partner of Management VII. Apollo Management, L.P. ("Apollo Management") is the sole member and manager of AIF VII LLC, and Apollo Management GP, LLC ("Apollo Management GP") is the general partner of Apollo Management. Apollo Management Holdings, L.P. ("Management Holdings") is the sole member and manager of Apollo Management GP, and Apollo Management Holdings GP, LLC ("Management Holdings GP") is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control over the shares of our common stock held by the Apollo Funds. The address of the Apollo Funds is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of Management VII, AIF VII LLC, Apollo Management, Apollo Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(2)
Includes New Holdings Units that are exchangeable for shares of our common stock on a one-for-one basis as follows: Mr. Reeves (727,441), Mr. Treadway (263,454), Mr. Butler (226,316) and directors and executive officers as a group (1,646,564).

(3)
Includes unvested restricted stock units as follows: Mr. Reeves (106,875), Mr. Gardner (7,500), Mr. Stevens (7,500), Mr. Treadway (41,250), Mr. Butler (32,625) and directors and executive officers as a group (302,439).

(4)
Excludes performance units that will vest if and to the extent predetermined performance targets are achieved assuming that performance targets are achieved as follows (presented at target levels): Mr. Reeves (71,250), Mr. Treadway (30,000), Mr. Butler (21,750) and directors and executive officers as a group (194,125).

(5)
Includes shares owned by trusts whose beneficiaries are members of the respective executive officer's family and for which the respective executive officer serves as trustee, but has no beneficial interest in the trusts as follows: Mr. Reeves (507,576), Mr. Treadway (304,545) and directors and executive officers as a group (812,121).

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based on a review of the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that during 2013, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were met except as follows: A Form 4 for each of Mrs. Palko and Mr. Holmes reporting transactions in connection with our initial public offering were inadvertently filed late.

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has engaged Ernst & Young LLP as our independent registered public accounting firm for 2014, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements and/or those of our predecessor since 2010. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

        The following table provides information regarding the fees incurred by the Company (or its predecessor) to Ernst & Young LLP during the periods indicated:

	Year ended December 31,
	2013	2012
Audit Fees(1)	$879,137	$333,453
Audit-Related Fees(2)	605,817	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,484,954	$333,453

(1)
Audit fees of Ernst & Young LLP were for professional services rendered for the audits of our annual financial statements, including accounting consultation, and reviews of quarterly financial statements.

(2)
Audit-related fees of Ernst & Young LLP were for professional services rendered for equity and debt offerings and registration statements and offering memorandums, including comfort letters, consents and comment letters.

Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available at http://www.athlonenergy.com/.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of Athlon under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee's functions are more fully described in its charter, which is available on our website at http://www.athlonenergy.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Athlon's audited financial statements as of and for the year ended December 31, 2013.

        The Audit Committee discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. In addition, the Audit Committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP's audit of such financial statements.

        Based on these reviews and discussions, the Audit Committee recommended to our Board that such audited financial statements be included in our 2013 Annual Report on Form 10-K for filing with the SEC. The Audit Committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for 2014 and is seeking ratification of such selection by the stockholders.

Audit Committee Ted A. Gardner, Chairman Mark A. Stevens

PROPOSAL NO. 3
ADVISORY (NON-BINDING) VOTE APPROVING COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

Background

        As an emerging growth company, we are not required to hold a non-binding advisory vote on the compensation of our NEOs pursuant to Section 14A of the Exchange Act. As a matter of good corporate practice, however, we are electing to provide an advisory, non-binding vote to approve the compensation of our NEOs as disclosed in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.

        Our executive compensation is designed to attract, motivate and retain our executive officers, who are critical to our success. Our NEOs are rewarded for the achievement of our financial and strategic goals and for driving corporate financial performance and stability through the award of base salaries, the opportunity to earn annual cash performance-based bonuses and the award of stock options. The pay mix provided to our NEOs is designed to align the interests of our executives with those of our stockholders.

Board Recommendation

        Our Board is asking stockholders to approve on an advisory, non-binding basis, the following resolution at the annual meeting:

          RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's NEOs, as disclosed in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.

        The say-on-pay vote is advisory, and therefore not binding on the Company or our Board. Although non-binding, the vote will provide information to our Board regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Board will be able to consider when determining executive compensation for the years to come.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NEOs, AS DESCRIBED IN THE EXECUTIVE COMPENSATION SECTION OF THIS PROXY STATEMENT.

 PROPOSAL NO. 4
ADVISORY (NON-BINDING) VOTE APPROVING THE FREQUENCY
OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background

        As an emerging growth company, we are not required to provide a frequency vote pursuant to Section 14A of the Exchange Act. As a matter of good corporate practice, however, we are electing to provide an advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a say-on-pay vote. We are providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining.

        For the reasons described below, we recommend that our stockholders select a frequency of every three years.

  •
  We are a newly formed company and thus our executive compensation is designed in large part to support long-term value creation. A triennial vote will allow stockholders to better judge our executive compensation in relation to our long-term performance.

  •
  A triennial vote will provide our Board sufficient time to thoughtfully evaluate the results of the most recent say-on-pay vote, to discuss the implications of the vote with our stockholders and to develop and implement any changes to our executive compensation that may be appropriate in light of the vote.

  •
  A triennial vote will allow for any changes to our executive compensation to be in place long enough for stockholders to see and evaluate the effectiveness of these changes.

Board Recommendation

        This vote is advisory, and therefore not binding on the Company or our Board. Although the vote is non-binding, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct future say-on-pay votes.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EVERY THREE YEARS AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NEOs.

 ADDITIONAL INFORMATION

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        Brokers with account holders who are Athlon stockholders may be "householding" our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding."

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: 420 Throckmorton Street, Suite 1200, Fort Worth, TX 76102 or (3) contact our Investor Relations department by telephone at (817) 984-8200. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

        As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports

        The 2013 Annual Report on Form 10-K is being mailed with this proxy statement to stockholders of record. Requests for copies of our 2013 Annual Report on Form 10-K may also be directed to the Corporate Secretary at 420 Throckmorton Street, Suite 1200, Fort Worth, TX 76102.

        We have filed our 2013 Annual Report on Form 10-K with the SEC. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a Athlon stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary at 420 Throckmorton Street, Suite 1200, Fort Worth, TX 76102.

. Notice of 2014 Annual Meeting of Stockholders THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ATHLON ENERGY INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2014 The undersigned hereby appoints Robert C. Reeves and William B. D. Butler, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Athlon Energy Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Athlon to be held May 29, 2014 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND “THREE YEARS” IN PROPOSAL 4. (Items to be voted appear on reverse side.) Proxy — Athlon Energy Inc. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2013 Annual Report on Form 10-K are available at: www.athlonenergy.com qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01U67D 1 U P X + Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR the nominee listed in Proposal 1, FOR Proposals 2 and 3 and “THREE YEARS” in Proposal 4. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014. 4. To vote for the frequency of future advisory votes on the compensation of our named executive officers. For Against Abstain 3. To approve the compensation of our named executive officers. 1. Election of Director: Mark here to WITHHOLD vote from the nominee Mark here to vote FOR the nominee 01 - Rakesh Wilson B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print new address below. Comments — Please print your comments below. IMPORTANT ANNUAL MEETING INFORMATION 1 Year 2 Years 3 Years Abstain qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Daylight Time, on May 28, 2014. Vote by Internet • Go to www.investorvote.com/ATHL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message